                                                                    Exhibit 99.1


                                                    INTERNATIONAL PAPER PLAZA
                                                    400 ATLANTIC STREET
                                                    STAMFORD, CT 06921
News Release
CONTACTS:

         Media:            Jennifer Boardman, 203-541-8407


         Investors:        Carol Tutundgy, 203-541-8632
                           Darial Sneed, 203-541-8541

            International Paper Reports Fourth-Quarter 2001 Earnings

Stamford, Conn. - Jan. 22, 2002 - International Paper (NYSE: IP) today reported 2001 fourth-quarter earnings of $58 million ($0.12 per share), compared with $145 million ($0.28 per share) in the fourth quarter 2000 and $68 million ($0.14 per share) in the third quarter 2001. All figures are before special and extraordinary items.

For the year 2001, International Paper reported earnings of $214 million ($0.44 per share) before special and extraordinary items, compared with 2000 full year net earnings of $969 million ($2.16 per share) before special and extraordinary items.

Fourth quarter net sales were $6.3 billion compared with $7.2 billion for the same period in 2000 and $6.5 billion in the third quarter of 2001. Sales for the year 2001 were $26.4 billion compared to 2000 annual sales of $28.2 billion.

"Our earnings improved in the second half compared to first half performance, due in large part to our cost reduction programs and business and facility rationalizations. This positively impacted our results for the year," said John Dillon, International Paper chairman and chief executive officer. "There is no doubt the company continued to face weak economic conditions during the fourth quarter; but we remain focused on key internal improvements, and we continue to manage our inventories. At year-end, our inventory levels were nearly 10 percent lower than a year ago."

During the fourth quarter, the company also benefited from increased volumes of large land sales in our Forest Resources business and an adjustment in the annual tax rate that resulted in $0.05 and $0.03 per share improvements, respectively, in earnings before special and extraordinary items for the quarter as compared with third quarter 2001.

After special items, International Paper reported a 2001 fourth-quarter net loss of $572 million ($1.19 per share), compared with a net loss of $371 million ($0.85 per share) in the 2000 fourth quarter after special and extraordinary items. In the third quarter of 2001, the company reported a net loss of $275 million ($0.57 per share) after special items.

Special items in the 2001 fourth quarter totaled a loss of $745 million ($630 million after taxes, or $1.31 per share), including charges for asset shutdowns of excess internal capacity and cost reduction actions, losses related to dispositions and asset impairments of businesses held for sale, and a credit for the reversal of reserves no longer required. In the fourth quarter of 2000, special and extraordinary items netted to a loss of $762 million ($516 million after tax, or $1.13 per share). This included special charges for asset shutdowns of excess internal capacity and cost reduction actions, merger integration costs related to the Champion acquisition, and a credit for the reversal of reserves no longer required as well as a net extraordinary loss related to dispositions and asset impairments of businesses held for sale. Third-quarter 2001 special items of $434 million ($343 million after taxes, or $0.71 per share) included charges for asset shutdowns of excess internal capacity and cost reduction actions, an increase in litigation related reserves, and a net loss related to dispositions and asset impairments of businesses held for sale.

After special and extraordinary items, International Paper reported a 2001 net loss of $1.2 billion ($2.50 per share). Net earnings for 2000 after special and extraordinary items were $142 million ($0.32 per share).

"In 2001, we made significant progress toward our programs to change the company
- focusing on our core businesses, divesting non-strategic assets, aggressively managing costs and capital spending and enhancing our focus on customers," said Dillon.

Since the completion of its June 2000 acquisition of Champion International, International Paper has completed divestitures totaling $2.7 billion. During the fourth quarter, International Paper announced the addition of its Industrial Papers business to the company's divestiture program. The company also announced plans to shut down the Oswego, N.Y., containerboard mill and completed the previously announced shutdown of the Erie, Pa., pulp operation, at the end of the fourth quarter.

Commenting on the coming year, Dillon said, "Although we expect a weak first quarter, we do expect to see improvement begin in the second quarter. While macro-economic factors will impact results, we expect our performance will improve in 2002."



Segment Information
Compared to fourth quarter 2000, earnings were down in most segments reflecting lower volumes and prices caused by the economic slowdown and the strong U.S. dollar.

Fourth-quarter segment earnings and business trends compared with the third quarter of 2001 are as follows.

Fourth-quarter earnings for Printing Papers were $119 million, down from third-quarter 2001 earnings of $146 million as a result of seasonally reduced demand for coated paper. Demand was also lower in commercial printing grades, while pulp remained under pricing pressure.

Industrial and Consumer Packaging earnings were $129 million in the fourth quarter, up slightly from $127 million in the third quarter. Bleached Board shipments were stronger versus the prior quarter, marginally offsetting the impact of the strong dollar and lower prices across the sector. Containerboard volume was steady, but lower prices and mix resulted in decreased earnings.

The company's distribution business, xpedx, reported a $10 million loss for the fourth quarter 2001 compared with earnings in the third quarter of $5 million, as a result of weak business conditions and lower sales volumes.

Fourth-quarter Forest Products earnings of $153 million were down from $184 million in the third quarter 2001. Earnings were impacted by sharply lower lumber prices and volume, which were partially offset by solid results in the Forest Resources business.

Earnings at Carter Holt Harvey, International Paper's 50.5 percent owned subsidiary in New Zealand, rose to $8 million in the fourth quarter 2001, versus third-quarter 2001 losses of $1 million. Strong Australian residential construction volumes and seasonal improvement in New Zealand were coupled with strong tissue and packaging sales.

The company will hold a webcast to discuss earnings and current market conditions at 10 a.m. (EST) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site prior to the webcast. A replay of the webcast will also be available on the web-site beginning at 1 p.m. (EST) this afternoon.

International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative (SFI'sm') program, a system that ensures the perpetual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in nearly 50 countries and exports its products to more than 130 nations.

                                      # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including risks related to the effects on our business of our efforts to balance internal supply with demand, whether anticipated merger, restructuring and divestiture benefits can be achieved, and conditions affecting demand for our products, including impacts relating to foreign exchange rates as well as any changes in business, political and economic conditions due to the September 11, 2001 terrorist attacks in the United States, the threat of future terrorist activity in the United States and other parts of the world, and related U.S. military action overseas.

                               International Paper
                        Summary of Consolidated Earnings
                            Preliminary and Unaudited
              (In millions except for net sales and per share amounts)



                                                      Three Months Ended                    Twelve Months Ended
                                                 ----------------------------          ------------------------------
                                                         December 31,                           December 31,
                                                 ----------------------------         -------------------------------
                                                    2001              2000             2001            2000
                                                 ---------        -----------        ---------       --------
Net Sales (In billions)                              $6.3              $7.2             $26.4          $28.2
                                                 ---------        -----------        ---------       --------

 Earnings (Loss) Before Interest, Income Taxes,
   Minority Interest, Extraordinary Items
   and Cumulative Effect of Accounting
   Change                                            (422)(a)          (252) (e)         (336)(b)      1,539(g)

    Interest expense, net                             211               251               929            816
                                                 ---------        -----------        ---------       --------

 Earnings (Loss) Before Income Taxes, Minority
   Interest, Extraordinary Items and
   Cumulative Effect of Accounting Change            (633)(a)          (503) (e)       (1,265)(b)        723(g)

    Income tax provision (benefit)                    (96)(a)          (232) (e)         (270)(b)        117(g)

    Minority interest expense, net of taxes            35                50               147 b)         238(g)
                                                 ---------        -----------        ---------       --------

 Earnings (Loss) Before Extraordinary Items
    And Cumulative Effect of Accounting Change       (572)(a)          (321) (e)       (1,142)(b)        368(g)

      Gains (losses) on sales of investments and
         businesses, net of taxes and minority
         interest                                       -               (50) (f)          (46)(c)       (226)(h)

      Cumulative effect of change in
         accounting for
         derivatives and hedging activities,
         net of taxes
         and minority interest                          -                 -              (16)              -
                                                 ---------        -----------        ---------       --------

 Net Earnings (Loss)                                $(572)(a)         $(371) (e,f)    $(1,204)(b,c)     $142(g,h)
                                                 =========        ===========        =========       ========

 Earnings (Loss) Per Common Share Before
   Extraordinary Items and Cumulative
     Effect of Accounting Change                   $(1.19)(a)        $(0.67) (e)       $(2.37)(b)      $0.82(g)

 Earnings (Loss) Per Common Share -

      Extraordinary Items                               -             (0.10) (f)        (0.10)(c)      (0.50)(h)
      Cumulative Effect of Accounting Change            -                 -             (0.03)             -
                                                 ---------        -----------        ---------       --------

 Earnings (Loss) Per Common Share                  $(1.19)(a)        $(0.77) (d,e,f)   $(2.50)(b,c)    $0.32(d,g,h)
                                                 =========        ===========        =========       ========


 Earnings (Loss) Per Common Share -
   Assuming Dilution                               $(1.19)(a)        $(0.77) (d,e,f)   $(2.50)(b,c)     $0.32(d,g,h)
                                                 =========        ===========        =========       ========


 Average Shares of Common Stock Outstanding          481.9             481.4             482.6          449.6
                                                 =========        ===========        =========       ========


(a) Includes a pre-tax charge of $171 million ($111 million after taxes) for asset shutdowns of excess internal capacity and cost reduction actions, a pre-tax charge of $591 million ($530 million after taxes) related to dispositions and asset impairments of businesses held for sale, and a $17 million pre-tax credit ($11 million after taxes) for the reversal of reserves no longer required.

(b) Includes a gain of $215 million before taxes ($137 million after taxes) on the sale of Curtis-Palmer, an $844 million pre-tax charge ($724 million after taxes) related to dispositions and asset impairments of businesses held for sale, an $892 million charge before taxes and minority interest ($606 million after taxes and minority interest) for asset shutdowns of excess internal capacity and cost reduction actions, a $225 million pre-tax charge ($146 million after taxes) for additional Masonite legal reserves, a $42 million pre-tax charge ($28 million after taxes) for Champion merger integration costs, and a $17 million pre-tax credit ($11 million after taxes) for the reversal of reserves no longer required.

(c) Includes an extraordinary pre-tax charge of $73 million ($46 million after taxes) related to the impairment of the Masonite business to be sold and the divestiture of the Petroleum and Minerals assets.

(d) In order for the year-to-date earnings per share to equal the sum of the quarters, a loss of $0.85 is required in the fourth quarter. The sum of each quarter's earnings (loss) per share for 2000 calculated on the basis of the weighted-average shares outstanding during each of the respective quarters is $0.18 per share higher than the twelve months year-to-date earnings per share calculated based on the year-to-date weighted-average number of shares outstanding. This is a result of 68.7 million shares being issued in June 2000 related to the Champion acquisition. On a stand-alone basis, the fourth quarter loss per share, inclusive of special and extraordinary items was $0.77 per share. However, in order for the quarterly earnings per share to add to the year-to-date earnings per share, a loss of $0.85 per share is required.

(e) Includes a charge of $753 million ($467 million after taxes and minority interest) for asset shutdowns of excess internal capacity and cost reduction actions, a pre-tax charge of $27 million ($16 million after taxes) for Union Camp and Champion merger related items, and a $28 million pre-tax credit ($17 million after taxes) for the reversal of reserves no longer required.

(f) Includes an extraordinary pre-tax gain of $368 million ($183 million after taxes) related to the sale of Bush Boake Allen, an extraordinary loss of $5 million before taxes and minority interest ($2 million after taxes and minority interest) related to Carter Holt Harvey's sale of its Plastics division, and an extraordinary pre-tax charge of $373 million ($231 million after taxes) for the impairment of assets of the following businesses held for sale: Flexible Packaging in Argentina, Chemical Cellulose pulp and Fine Papers.

(g) Includes a pre-tax charge of $949 million ($589 million after taxes and minority interest) for asset shutdowns of excess internal capacity, restructuring reserves, and additions to existing Masonite litigation reserves, a $54 million pre-tax charge ($33 million after taxes) for Union Camp and Champion merger related items, and a $34 million pre-tax credit ($21 million after taxes) for the reversal of reserves no longer required.

(h) Includes an extraordinary gain of $385 million before taxes and minority interest expense ($134 million after taxes and minority interest expense) on the sale of our investment in Scitex and Carter Holt Harvey's sale of its share of COPEC, an extraordinary pre-tax gain of $368 million ($183 million after taxes) related to the sale of Bush Boake Allen, an extraordinary loss of $5 million before taxes and minority interest ($2 million after taxes and minority interest) related to Carter Holt Harvey's sale of its Plastics division, and an extraordinary pre-tax charge of $833 million ($541 million after taxes) for the impairment of assets of the following businesses held for sale:
         Masonite, Zanders, Flexible Packaging in Argentina, Chemical Cellulose pulp, and Fine Papers.

                               International Paper
                            Sales by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)



                                                           Three Months Ended                     Twelve Months Ended
                                                              December 31,                            December 31,
                                                      -----------------------------           ---------------------------
                                                         2001             2000(1)               2001(1)          2000(1)
                                                      -----------       -----------           ------------      ---------
Printing Papers                                      $ 1,840           $ 2,065               $  7,815          $  7,210

Industrial and Consumer Packaging                      1,555             1,660                  6,280             6,625

Distribution                                           1,615             1,875                  6,790             7,255

Forest Products                                          725               665                  2,855             2,380

Carter Holt Harvey                                       460               370                  1,710             1,675

Other Businesses (2)                                     405               990                  2,325             4,230

Less:  Intersegment Sales                               (346)             (397)                (1,412)           (1,195)(3)
                                                     -------           -------               --------          --------
                                                     $ 6,254           $ 7,228               $ 26,363          $ 28,180
                                                     =======           =======               ========          ========




(1) Certain reclassifications and adjustments have been made to current year and prior year amounts.

(2) Includes businesses identified in the company's divestiture program.

(3) Includes results from operations of Champion from date of acquisition, June 20, 2000, through June 30, 2000.

                               International Paper
                          Earnings by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)


                                                         Three Months Ended                    Twelve Months Ended
                                                            December 31,                          December 31,
                                                    ---------------------------          ----------------------------
                                                       2001            2000(1)             2001(1)           2000(1)
                                                    ------------     ----------          -----------      -----------
Printing Papers                                      $  119          $  257               $  538            $  930

Industrial and Consumer Packaging                       129             143                  508               741

Distribution                                            (10)             23                   21               120

Forest Products                                         153             119                  655               564

Carter Holt Harvey                                        8              10                   13                71

Other Businesses (2)                                      3              33                   52               233

Corporate                                                 -               -                    -                26(3)
                                                    --------      -----------          -----------      -----------

Operating Profit                                        402             585                1,787             2,685

Interest expense, net                                  (211)           (251)                (929)             (816)

Minority interest adjustment                             10              14                   17               108

Corporate items, net                                    (89)            (99)                (369)             (285)

Merger integration costs                                  -             (27)                 (42)              (54)

Restructuring and other charges                        (171)           (753)              (1,117)             (949)

Gains (losses) on sales and impairments of
   businesses held for sale                            (591)              -                 (629)               -

Reversal of reserves no longer required                  17              28                   17                34
                                                    --------      -----------          -----------     -----------
Earnings (loss) before income taxes, minority
   interest, extraordinary items and
   cumulative effect of accounting change            $ (633)         $ (503)            $ (1,265)           $  723
                                                    ========      ===========          ===========      ===========



(1) Certain reclassifications and adjustments have been made to current year and prior year amounts.

(2) Includes businesses identified in the company's divestiture program.

(3) Includes results from operations of Champion from date of acquisition, June 20, 2000, through June 30, 2000.

                               INTERNATIONAL PAPER
          2000 and 2001 Segment Sales and Operating Profit Restated to
                     Conform to Current Segment Presentation
                            PRELIMINARY AND UNAUDITED
                                  (In Millions)

                                   Three Months Ended         Three Months Ended        Three Months Ended
SEGMENT SALES (1)                       March 31,                  June 30,                September 30,
                                  ----------------------    -----------------------   ------------------------
                                    2001         2000         2001         2000         2001          2000
                                  ----------   ---------    ----------   ----------   ----------   -----------
Printing Papers (5)                 $ 2,085     $ 1,470       $ 1,945      $ 1,440      $ 1,945       $ 2,235
Industrial & Consumer
Packaging(2)                          1,590       1,540         1,585        1,740        1,550         1,685
Distribution                          1,800       1,750         1,710        1,700        1,665         1,930
Forest Products                         685         500           720          460          725           755
Carter Holt Harvey                      395         410           400          460          455           435
Other Businesses (3)(5)                 715       1,070           675        1,080          530         1,090
Less: Intersegment Sales (4)           (376)       (369)         (349)        (100)        (341)         (329)
                                  ----------   ---------    ----------   ----------   ----------   -----------
                                    $ 6,894     $ 6,371       $ 6,686      $ 6,780      $ 6,529       $ 7,801
                                  ==========   =========    ==========   ==========   ==========   ===========


                                  Three Months Ended       Twelve Months Ended
SEGMENT SALES (1)                    December 31,              December 31,
                                -----------------------   -----------------------
                                  2001         2000         2001         2000
                                ----------   ----------   ----------   ----------
Printing Papers (5)               $ 1,840      $ 2,065      $ 7,815      $ 7,210
Industrial & Consumer
Packaging (2)                       1,555        1,660        6,280        6,625
Distribution                        1,615        1,875        6,790        7,255
Forest Products                       725          665        2,855        2,380
Carter Holt Harvey                    460          370        1,710        1,675
Other Businesses (3) (5)              405          990        2,325        4,230
Less: Intersegment Sales (4)         (346)        (397)      (1,412)      (1,195)
                                ----------   ----------   ----------   ----------
                                  $ 6,254      $ 7,228      $26,363      $28,180
                                ==========   ==========   ==========   ==========

                                   Three Months Ended         Three Months Ended        Three Months Ended
SEGMENT OPERATING PROFIT (1)            March 31,                  June 30,                September 30,
                                  ----------------------    -----------------------   ------------------------
                                    2001         2000         2001         2000         2001          2000
                                  ----------   ---------    ----------   ----------   ----------   -----------
Printing Papers (5)                   $ 154       $ 172         $ 119        $ 204        $ 146         $ 297
Industrial & Consumer
Packaging (2)                           113         184           139          227          127           187

Distribution                             14          30            12           35            5            32
Forest Products                         136         132           182          151          184           162

Carter Holt Harvey                        1          17             5           23           (1)           21

Other Businesses (3) (5)                  8          68            25           74           16            58

Corporate (4)                             -           -             -           26            -             -
                                  ----------   ---------    ----------   ----------   ----------   -----------
Operating Profit                      $ 426       $ 603         $ 482        $ 740        $ 477         $ 757
                                  ==========   =========    ==========   ==========   ==========   ===========



                                  Three Months Ended       Twelve Months Ended
SEGMENT OPERATING PROFIT (1)         December 31,              December 31,
                                -----------------------   -----------------------
                                  2001         2000         2001         2000
                                ----------   ----------   ----------  -----------
Printing Papers (5)                $ 119        $ 257      $  538        $ 930
Industrial & Consumer Packaging
(2)                                  129          143         508          741

Distribution                         (10)          23          21          120
Forest Products                      153          119         655          564

Carter Holt Harvey                     8           10          13           71

Other Businesses (3) (5)               3           33          52          233

Corporate (4)                          -            -           -           26
                                ----------   ----------   ----------   ----------
Operating Profit                   $ 402        $ 585      $1,787      $ 2,685
                                ==========   ==========   ==========   ==========

(1) Certain reclassifications and adjustments have been made to conform with current presentation.

(2) Restated to reflect the Industrial Papers business reclassification to the Other Businesses segment.

(3) Includes businesses identified in the company's divestiture program. Restated to include Industrial Papers.

(4) Includes results from operations of Champion from date of acquisition, June 20, 2000 through June 30, 2000.

(5) Restated to reflect the Fine Papers reclassification to Printing Papers from the Other Businesses segment.

                               INTERNATIONAL PAPER
                      SALES VOLUMES BY PRODUCT (a) (b) (c)
                                   (UNAUDITED)

                                                                 Three Months Ended                 Twelve Months Ended
                                                                    December 31,                       December 31,
                                                             ----------------------------     --------------------------------
                                                                 2001           2000                2001            2000
                                                                 ----           ----                ----            ----
Printing Papers (In thousands of short tons)
     Uncoated Papers and Bristols                               1,589           1,592                6,439        5,957
     Coated Papers                                                519             671                2,132        2,062
     Market Pulp                                                  678             554                2,531        1,996

Packaging (In thousands of short tons)
     Containerboard                                               509             517                2,091        2,347
     Bleached Packaging Board                                     328             323                1,247        1,339
     Kraft                                                        164             134                  587          489
     Industrial and Consumer Packaging                          1,125           1,255                4,683        5,135

Forest Products (In millions)
     Panels (sq. ft. 3/8" - basis)                                724             698                2,991        2,380
     Lumber (board feet)                                        1,032             959                4,089        3,302
     MDF and Particleboard (sq. ft. 3/4" - basis)                 172             181                  660          654

(a) Includes third party and inter-segment sales.
(b) Includes sales volumes for Champion from July 1, 2000.
(c) Sales volumes for divested businesses are included through the date of sale.

                           INTERNATIONAL PAPER COMPANY
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)

                                                             December 31,           December 31,
                                                                 2001                   2000
                                                           ------------------    --------------------
Assets
Current Assets
   Cash and temporary investments                              $ 1,224                 $ 1,198
   Accounts and notes receivable, net                            2,629                   3,433
   Inventories                                                   2,701                   3,182
   Assets of businesses held for sale                              657                   1,890
   Other current assets                                          1,073                     752
                                                               -------                 -------
     Total Current Assets                                        8,284                  10,455
                                                               -------                 -------

Plants, Properties and Equipment, net                           14,461                  16,011
Forestlands                                                      4,197                   5,966
Investments                                                        239                     269
Goodwill                                                         6,567                   6,310
Deferred Charges and Other Assets                                3,390                   3,098
                                                               -------                 -------
Total Assets                                                   $37,138                 $42,109
                                                               =======                 =======

Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt      $   157                 $ 2,115
   Liabilities of businesses held for sale                         233                     541
   Accounts payable and accrued liabilities                      4,147                   4,757
                                                               -------                 -------
     Total Current Liabilities                                   4,537                   7,413
                                                               -------                 -------

Long-Term Debt                                                  13,257                  12,648
Deferred Income Taxes                                            4,046                   4,699
Other Liabilities                                                1,951                   2,155
Minority Interest                                                1,274                   1,355
Preferred Securities                                             1,805                   1,805

Common Shareholders' Equity
   Invested capital                                              5,646                   5,726
   Retained earnings                                             4,622                   6,308
                                                               -------                 -------
     Total Common Shareholders' Equity                          10,268                  12,034

                                                               -------                 -------
Total Liabilities and Common Shareholders' Equity              $37,138                 $42,109
                                                               =======                 =======